EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated June 24, 2005, relating to the consolidated financial statements of Clinical Data, Inc. appearing in the Annual Report on Form 10-KSB of Clinical Data, Inc., for the year ended March 31, 2005, and to the reference to us under the headings “Experts” in the proxy statement/prospectus, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
Boston, Massachusetts,
October 27, 2005